UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 18, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2005, the Compensation Committee of the Board of Directors (the "Committee") of American Eagle Outfitters, Inc. (the "Company") took the following action relating to Fiscal 2005 compensation for certain executive officers of the Company:

     - fixed individual salaries;

     - established performance goals under the Company's Management Incentive Plan (the "Bonus Plan") and under the Company's 1999 Stock Incentive Plan (the "Stock Plan") based on the Company's income per common share, fully diluted, excluding certain charges, at three levels, "threshold", "target" and "outstanding";

    - established individual annual bonus targets under the Bonus Plan as a percentage of the respective participant's base salary, with the actual bonus payment ranging from zero below threshold, to 50% of the targeted amount at threshold, 100% at target and 200% if the outstanding goals are achieved for Fiscal 2005 (the "EPS Goals");

    - established individual long term incentive (LTI) bonus targets under the Bonus Plan as a percentage of the respective participant's base salary, with the actual bonus amounts ranging from zero below the threshold EPS Goal, to 50% of the targeted percentage amount at the threshold EPS Goal, 100% at the target EPS Goal and 200% if the outstanding EPS Goal is achieved or exceeded for Fiscal 2005.  If the LTI bonuses are earned, they will be credited to an LTI pool account for each individual participant.  The individual will be credited with any investment gains or losses in the pool account based upon self-directed investment choices.  Payment of one third of the total amount in the LTI pool account will be paid to the participant beginning in Fiscal 2008, with 100% of the account paid out on retirement, death or disability.  All payments are forfeited in the event of a voluntary termination of employment and, subject to the discretion of the Committee, will also be forfeited as a result of an involuntary termination of employment;

    - granted awards of restricted stock under the Stock Plan, which awards vest based on achievement of the EPS Goals ranging from 50% of the shares at threshold to 100% at target.  If the threshold EPS Goal is not met the shares shall be forfeited.

The following table sets forth the annual base salary levels, individual participant target bonus percentages and restricted stock awards of the indicated named executive officers:

Name and Principal Position	Fiscal 2005 Base Salary	Annual Bonus (% of Base Salary)	LTI Bonus (% of Base Salary)	Restricted Stock Awards

James V. O'Donnell Chief Executive Officer	$950,000	100%	50%	100,000
Roger S. Markfield Vice Chairman and President	$950,000	100%	50%	100,000
LeAnn Nealz EVP and Chief Design Officer	$635,000	75%	38%	25,000
Laura A. Weil EVP and Chief Financial Officer	$510,000	70%	35%	25,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: April 22, 2005	By:	/s/ Dale E. Cifton
Dale E. Clifton
Vice President, Controller and Chief Accounting Officer